Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-146378 and No. 333-145453) and Form S-3ASR (No. 333-152701 as subsequently amended by a post-effective amendment on Form S-3 filed on March 30, 2009) of lululemon athletica inc. of our report relating to the consolidated financial statements and on the effectiveness of internal control over financial reporting dated March 24, 2010, which appears in the Form 10-K.

/s/ PricewaterhouseCoopers LLP
Vancouver, British Columbia

March 24, 2010